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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2002

                              KRAMONT REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)


          Maryland                       1-15923                 25-6703702
------------------------------     ----------------------    -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



                                 Plymouth Plaza
                            580 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
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          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (610) 825-7100

                                 NOT APPLICABLE
         (Former Name, or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On December 30, 2002, we agreed to issue and sell 2,090,000 of our common shares in a public offering. We expect to issue and deliver 1,810,000 of these shares on or about December 31, 2002 and the remaining 280,000 on or about January 2, 2003. The price to the public will be $14.35 per share, for an aggregate purchase price of $29,991,500. We estimate that the net proceeds to us from this offering will be approximately $29,450,600. In conjunction with this Current Report we are filing a Supplemental Prospectus pursuant to Rule 424(b) of the Securities Act of 1933, which is incorporated herein by reference.

ITEM 7. EXHIBITS.

EXHIBIT NO.       DOCUMENT

10.1 Purchase Agreement, dated December 30, 2002, by and among Kramont Realty Trust, a Maryland business trust, Teachers Insurance and Annuity Association of America and Teachers Advisors, Inc and Kensington Investment Group, Inc., each on behalf of itself and certain investment advisory clients listed in the Purchase Agreement.

10.2 A letter agreement, dated December 30, 2002, by and between Kramont Realty Trust, a Maryland business trust, and Cohen & Steers Capital Advisors, LLC, as placement agent.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             KRAMONT REALTY TRUST




Date: December 31, 2002                      By: /s/ Carl E. Kraus
                                                --------------------------------
                                                Carl E. Kraus
                                                Senior Vice President and Chief
                                                Financial and Investment Officer